NovaStar Financial
(NYSE-NFI)
www.novastarmortgage.com

2006 Fourth Quarter Earnings

Conference Call

February 20, 2007

Safe Harbor Statement

            This Presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of
1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Some important factors that could cause actual results to differ materially from those anticipated include: our ability to successfully integrate acquired businesses or assets with our existing business; our ability to generate sufficient liquidity on favorable terms; the size, frequency and structure of our securitizations;
impairments on our mortgage assets; interest rate fluctuations on our assets that differ from our liabilities; increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts; changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations;  the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us or other legal contingencies; compliance with new accounting pronouncements; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2005 and our quarterly report on form 10-Q, for the period ending September 30,
2006.  Other factors not presently identified may also cause actual results to differ. Words such as “believe,” “expect,”
“anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

Presentation Overview

Q4 Earnings Overview

Credit Review

2007 Outlook

Mortgage Banking

Portfolio Strategies

Taxable income analysis

Detailed Q4 Earnings review

Q4 2006 Earnings Review

GAAP loss of $0.39 / share

Credit-related charges

REIT charges (pre-tax = after-tax)

Mortgage securities impairments – ($17M)

Loan loss reserve increase for on-balance sheet deal 06-1 Q4 - ($10M)

TRS charges

Increase to loan buy-back reserve – ($13M)

Other non-credit items

Settled six NHMI Branch-related class action suits ($3M)

MTM loss on trading securities for CDO – ($4M) from spread
widening

This will create quarterly noise

Spreads have continued to widen in Q1 2007 – could have a negative impact on Q1 earnings

Credit Review

Keys to good loan performance

Stable housing market (systemic risk)

Appropriate underwriting guidelines

Appropriate exceptions to guidelines

Solid appraisal management process

Ability to identify and eliminate unacceptable
layered risk

Strong servicing operation

Credit Review

How do we improve performance?

Housing market is beyond our control

Tightened underwriting guidelines both in:

Loan characteristics that impact performance, and

LTV, FICO, Documentation Type, DTI, etc

Policies on verification of critical information

Seasoning of funds, property seasoning, income verification, etc

Enhanced appraisal management process:

Tighter tolerance levels on value estimates

Enhanced appraisal review process

Tightened exceptions to guidelines

Increased staffing levels in our delinquency
management and loss mitigation areas

Credit Review

Why do we expect these changes will
improve performance?

Q4 2005 through end of 2006 production was
run against new, tighter guidelines

Impact was positive; but not sufficient

Conclusion:  Need to identify and eliminate
unacceptable levels of layered risk within our
guidelines

Credit Review

Identifying and reducing layered risk using
NovaStar’s Risk Assessment Score (NRAS)

Computed NRAS on all loans originated from the Q4
2005 through the end of 2006

Eliminated the highest risk scores from production and
appended performance data from fourth quarter 2005
through year end 2006

Risk performance fell within acceptable historical
standards with a negligible drop in coupon

Mortgage Banking Trends

Q4 2006 costs / production were good

Gain-on-sale margins continue to be tight when
adjusted for risks

Premium recapture

Loan buyback

Rates still need to come up (or credit risk go down)

More lenders continue to go out of business – good
for remaining competitors

We expect 2007 originations to perform better

2007 Mortgage
Banking Outlook

Expect to grow NovaStar retail platform via
integration of acquired assets (Q4)

First half 2007 production could be lower as
brokers adjust to tighter guideline implementation

Expect better quality and economics during the
year

Still need to continue focus on cost control

Growth may come in second half of the year

Portfolio
Strategies for 2007

Generally constructive on 2007 subprime
investment given guideline changes, tighter
appraisal processes and pricing
improvement

Housing price direction still unknown

Move up the capital structure

Allocate more capital to CDO equity (BBB mortgage
securities / CDS)

Sell a greater portion of loans or residuals that we
create

Portfolio Strategy - 2007

Consequences

Higher rated mortgage securities investments are held
in the taxable REIT subsidiary (TRS)

Doesn’t generate REIT taxable income, earnings in
TRS creates capital for reinvestment

Mortgage securities financed with CDOs have a much
longer duration than normal subprime residual
investments

Longer stream of earnings

Capital turns over less quickly

Selling more whole loans or residuals may shrink the
portfolio and reduce REIT taxable income

Taxable income dynamics

“REIT-only” taxable income drives dividend
distribution requirements

At year-end 2006 the tax/GAAP income difference
was approximately $370 million

We expect that this difference will reverse from 2007
– 2011 as the securitizations are called that caused the
high taxable income

Little or no taxable income from 2007 – 2011

Results in little / no dividend requirement to shareholders

Dividend strategy
(2008+)

Little / no required dividend distributions starting
in 2008

Dividend strategy set by NFI Board

Any dividends will be driven by our cost of equity and
investment opportunities

Can retain approximately $370M of capital in
REIT without paying taxes

Retained earnings in the REIT should build book value
starting in 2008

Given restrictions, is it in shareholder’s interests to
remain a REIT???

($ in thous., except per share data)	Q4 '06	Q4 '05
Net interest income	$ 50,913	$ 62,969
Gain on sales of mortgage assets	(9,278)	4,686
Gains (losses) on derivative instruments	4,144	4,880
Impairment on mortgage securities - AFS	(17,441)	(7,553)
Other income (expense), net	1,999	3,963
General & administrative expenses	53,589	43,964
Net income available to common	(14,404)	26,445
Diluted EPS	$ (0.39)	$ 0.84

Q4 ’06
Earnings Review

NovaStar

(In thousands)	Q4 '06	Q4 '05
REO	$ (2,980)	$ (151)
Loan Sales	11,186	2,479
Recourse on Loan Sales	(22,120)	(1,516)
Securitization	4,636	3,874
	$ (9,278)	$ 4,686

Gain on Sale

Dividend Carry-over Analysis
(In millions)

Estimated 2006 REIT taxable income	$	187
Less: 2006 dividends paid to date applied to 2006 taxable income		(17)
Estimated 2006 REIT taxable income available to be distributed	$	170

Estimated 2007 Distribution: $151M - $170M

2007 Dividend Distributions

1,200,000
1,100,000
1,000,000
900,000
800,000
700,000
600,000
500,000
400,000
Production (000's)
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2004
2005
2006

Production

10.2b

9.3b

8.4b

2006 production excludes Q1 MTA bulk
purchase of $991M

2.89%
2.15%
1.87%
3.00%
2.80%
2.60%
2.40%
2.20%
2.00%
1.80%
1.60%
1.40%
1.20%
1.00%
Cost of Production
Q1 '05
Q2 '05
Q3 '05
Q4 '05
Q1 '06
Q2 '06
Q3 '06
Q4 '06
Cost of Production

Cost of Production

See exhibit 1 for Reg. G disclosure on non-GAAP item

2007 Capital Planning

Liquidity

$154M of cash and available liquidity as of
Dec. ‘06

Cash on hand plus expected cash generated by
portfolio is sufficient for dividend payments during
the year and business operations

Additional equity required to grow the investment
portfolio and take advantage of good investment
opportunities in 2007

Questions

Exhibit 1

NovaStar Financial Inc.

Reconciliation of GAAP General and Administrative Expenses to Cost of Loan Production

(dollars in thousands, except loan production as a percentage)

The following table is a reconciliation of overhead costs included in our cost of production to general and administrative expenses, presented in accordance with accounting principles generally accepted in the United States of America (GAAP) and the resulting cost of production. We believe this presentation provides useful information regarding our financial performance because it more accurately reflects the direct costs of loan production and allows us to monitor the performance of our core operations, which is more difficult to do when looking at GAAP financial statements, and provides useful information regarding our financial performance. Management uses this measure for the same purpose. However, this presentation is not intended to be used as a substitute for financial results prepared in accordance with GAAP.

	For the Twelve Months Ended December 31,		For the Three Months Ended December 31,	
	2006	2005	2006	2005
General and administrative expenses	$ 201,261	184,630	$ 53,589	43,964
Mortgage portfolio management general and administrative expenses	(16,012)	(14,450)	(4,346)	(2,521)
Loan servicing general and administrative expenses	(34,968)	(34,517)	(9,102)	(9,332)
Mortgage lending general and administrative expenses	150,281	135,663	40,141	32,111
Direct origination costs classified as a reduction in gain-on-sale	29,923	54,020	7,108	12,050
Other expenses (A)	(12,535)	(21,073)	(2,354)	(3,075)
Lending overhead costs	167,669	168,610	44,895	41,086
Premium paid to broker, net of fees collected	59,771	51,830	4,512	6,086
Total cost of loan production	$ 227,440	$ 220,440	$ 49,407	$ 47,172
Loan production, principal	$ 11,224,088	$ 9,283,138	$ 2,645,391	$ 2,198,339
Total cost of production, as a percentage	2.03%	2.37%	1.87%	2.15%

(A) Consists of non-lending overhead.